Exhibit 99.1

NETLIST REPORTS SECOND QUARTER 2017 RESULTS

IRVINE, CALIFORNIA, August 10, 2017 - Netlist, Inc. (NASDAQ: NLST) today reported financial results for the second quarter ended July 1, 2017.

Revenues for the second quarter ended July 1, 2017, were $11.4 million, compared to revenues of $6.9 million for the quarter ended July 2, 2016, an increase of 65%.  Gross profit for the quarter ended July 1, 2017, was $0.6 million, or 5.6% of revenues, compared to a gross profit of $3.7 million, or 52.8% of revenues, for the quarter ended July 2, 2016.  The decrease in gross profit between periods was primarily due to $3.4 million in non-recurring engineering revenues and gross profit recognized in the 2016 period for completion of Phase 1 of the company’s five-year joint development with Samsung Electronics, as well as increased sales of lower margin products in the 2017 period.

Net loss for the second quarter ended July 1, 2017, was ($3.8) million, or ($0.06) loss per share, compared to a net loss in the prior year period of ($1.5) million, or ($0.03) loss per share.  These results include stock-based compensation expense of $0.4 million and $0.3 million for the three month periods ended July 1, 2017 and July 2, 2016, respectively.

As of July 1, 2017, cash and cash equivalents and restricted cash were $7.6 million, total assets were $16.8 million, working capital was $7.0 million, total debt, net of debt discount and accrued interest, was $14.7 million, and stockholders’ deficit was ($6.9) million.

“During the quarter product revenues more than tripled from the same period a year ago and also grew 21% consecutively, marking the fourth quarter of consecutive product revenue growth,” said C.K. Hong, Netlist’s Chief Executive Officer. “At the Flash Memory Summit this week, Netlist announced the operation of real world databases exhibiting both block storage and persistent memory running concurrently in the memory channel, which we believe is a breakthrough for our HybriDIMM™ storage class memory product.  We also recently received a positive ruling from the U.S. Federal Circuit Court of Appeals regarding our load reduction patents, and look forward to the ruling in October by the Administrative Law Judge at the U.S. International Trade Commission in our patent infringement case against SK hynix.”

EBITDA and adjusted EBITDA are non-GAAP financial measures. These non-GAAP financial measures are described below under the heading “Note Regarding Use of Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure net income (loss) below under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.” Adjusted EBITDA (loss) was ($3.3) million for the quarter ended July 1, 2017, compared to adjusted EBITDA (loss) of ($1.0) million for the prior year period.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, August 10, 2017 at 5:00 p.m. Eastern Time to review the company’s results for the second quarter ended July 1, 2017.  The dial-in number for the call is 1-412-317-5443.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA are non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding certain items that it believes are not attributable to or reflective of its core operating results.  Netlist defines EBITDA as net income (loss) calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus interest expense, net, plus provisions for income taxes, and plus depreciation and amortization, and Netlist defines adjusted EBITDA as EBITDA plus stock-based compensation expense and plus (minus) other expense (income), net. Netlist expects to continue to incur expenses similar to the line items added to or subtracted from net income (loss) to calculate EBITDA and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure net income (loss) in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist, Inc.

Netlist is a leading provider of high-performance modular memory subsystems serving customers in diverse industries that require superior memory performance to empower critical business decisions. Flagship products NVvault® and EXPRESSvault® enable customers to accelerate data running through their servers and storage and reliably protect enterprise-level cache, metadata and log data by providing near instantaneous recovery in the event of a system failure or power outage. HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications and in-memory databases. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Netlist is part of the Russell Microcap® Index.  To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or the future performance of Netlist. Forward-looking statements contained in this news release include statements about Netlist’s future performance, including revenue trends; Netlist’s pending legal proceedings and their progress; perceptions about the performance and potential commercial success of Netlist’s products and technologies; and Netlist’s ability to execute on its strategic initiatives. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks associated with Netlist’s product sales, including the market and demand for products sold or resold by Netlist and its ability to successfully develop, launch and stimulate customer demand for new products that are attractive to the market; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio;  the success of product, joint development and licensing partnerships, including its relationship with Samsung Electronics Co., Ltd.; the competitive landscape of Netlist’s industry; and general economic, political and market conditions.  These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year and other filings it makes with the U.S. Securities and Exchange Commission from time to time, including its subsequently filed quarterly and current reports. Given these risks, uncertainties and other important factors, undue reliance should not be placed on any forward-looking statements. Forward-looking statements represent Netlist’s estimates and assumptions only as of the date made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi / William Metzger	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	July 1,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,496	$9,476
Restricted cash	3,100	3,100
Accounts receivable, net	1,819	1,751
Inventories	4,908	3,160
Prepaid expenses and other current assets	1,851	1,766
Total current assets	16,174	19,253

Property and equipment, net	554	645
Other assets	83	70
Total assets	$16,811	$19,968

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,648	$4,028
Revolving line of credit	1,332	676
Accrued payroll and related liabilities	789	1,085
Accrued expenses and other current liabilities	263	270
Notes payable and capital lease obligation, current	141	151
Total current liabilities	9,173	6,210
Convertible promissory note, net of debt discount, and accrued interest	14,509	14,251
Long-term warranty liability	45	36
Total liabilities	23,727	20,497

Commitments and contingencies

Stockholders’ deficit:
Preferred stock	—	—
Common stock	62	62
Additional paid-in capital	144,837	144,035
Accumulated deficit	(151,815)	(144,626)
Total stockholders’ deficit	(6,916)	(529)
Total liabilities and stockholders’ deficit	$16,811	$19,968

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2017	2016	2017	2016

Net product revenue	$11,404	$3,500	$20,830	$4,671
Non-recurring engineering revenues	—	3,428	—	6,857
Total net revenues	11,404	6,928	20,830	11,528
Cost of sales(1)	10,760	3,267	19,506	4,416
Gross profit	644	3,661	1,324	7,112
Operating expenses:
Research and development(1)	1,487	1,831	2,983	3,477
Intellectual property legal fees	915	1,023	1,381	1,846
Selling, general and administrative(1)	1,951	2,159	3,865	4,424
Total operating expenses	4,353	5,013	8,229	9,747
Operating loss	(3,709)	(1,352)	(6,905)	(2,635)
Other income (expense):
Interest expense, net	(138)	(132)	(286)	(269)
Other income (expense), net	—	(10)	2	(2)
Total other expense, net	(138)	(142)	(284)	(271)
Loss before provision for income taxes	(3,847)	(1,494)	(7,189)	(2,906)
Provision for income taxes	—	—	—	1
Net loss	$(3,847)	$(1,494)	$(7,189)	$(2,907)
Net loss per common share:
Basic and diluted	$(0.06)	$(0.03)	$(0.12)	$(0.06)
Weighted-average common shares outstanding:
Basic and diluted	61,844	51,080	61,763	50,723

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$13	$13	$29	$28
Research and development	114	55	180	190
Selling, general and administrative	254	235	436	543
Total stock-based compensation	$381	$303	$645	$761

Netlist, Inc. and Subsidiaries

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2017	2016	2017	2016

GAAP net loss	$(3,847)	$(1,494)	$(7,189)	$(2,907)

Interest expense, net	138	132	286	269
Provision for income taxes	—	—	—	1
Depreciation and amortization	71	72	144	126
EBITDA (loss)	(3,638)	(1,290)	(6,759)	(2,511)

Stock-based compensation	381	303	645	761
Other expense (income), net	—	10	(2)	2
Adjusted EBITDA (loss)	$(3,257)	$(977)	$(6,116)	$(1,748)